Exhibit 10.10

Execution Version

GRD HOLDING I CORPORATION

NONQUALIFIED STOCK OPTION AGREEMENT

THIS AGREEMENT (the “Agreement”), effective as of the date of grant set forth on the signature page hereto (the “Date of Grant”), is between GRD Holding I Corporation, a Delaware corporation (together with its successors, the “Company”), and the individual whose name is set forth on the signature page hereto (the “Optionee”).

Section 1.                                           Grant of Option. The Company hereby grants to the Optionee the right and option (the “Option”) to purchase all or any part of an aggregate of such number of Shares (“Option Shares”) with a vesting start date (the “Vesting Start Date”) as set forth on the signature page hereto (subject to adjustment as provided in Section 7 of the GRD Holding I Corporation Stock Option Plan (the “Plan”)) on the terms and conditions set forth in this Agreement and in the Plan, a copy of which is being delivered to the Optionee concurrently herewith and is made a part hereof as if fully set forth herein. The grant shall be effective upon the execution of this Agreement by both parties hereto. Except as otherwise defined herein, capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan. The Option is not intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

Section 2.                                           Purchase Price. The price (the “Option Price”) at which the Optionee shall be entitled to purchase Option Shares upon the exercise of the Option shall be the price per Share set forth on the signature page hereto (subject to adjustment as provided in Section 7 of the Plan).

Section 3.                                           Term of Option. The Option shall be exercisable to the extent and in the manner provided herein until the close of business on the day preceding the tenth (10th) anniversary of the Date of Grant (the “Term”); provided, however, that the Option may be earlier terminated as provided in Section 6, 7 or 8 hereof.

Section 4.                                           Exercisability of Option.

4.1.                            Vesting. Subject to the provisions of this Agreement and the Plan, the Option shall vest and become exercisable in accordance with the following schedule:

(a)                                 Prior to the first anniversary of the Vesting Start Date, the Option may not be exercised;

(b)                                 On or after the first anniversary of the Vesting Start Date but before the second anniversary of the Vesting Start Date, the Option may be exercised to acquire up to twenty five percent (25%) of the aggregate number of Option Shares;

(c)                                  On or after the second anniversary of the Vesting Start Date but before the third anniversary of the Vesting Start Date, the Option may be exercised to acquire up to fifty percent (50%) of the aggregate number of Option Shares, less any Option Shares previously acquired pursuant to the Option;

(d)                                 On or after the third anniversary of the Vesting Start Date but before the fourth anniversary of the Vesting Start Date, the Option may be exercised to acquire up to seventy five percent (75%) of the aggregate number of Option Shares, less any Option Shares previously acquired pursuant to the Option; and

(e)                                  On or after the fourth anniversary of the Vesting Start Date, the Option may be exercised to acquire up to one hundred percent (100%) of the aggregate number of Option Shares, less any Option Shares previously acquired pursuant to the Option.

(f)                                   Notwithstanding the foregoing, if a Change in Control occurs, the Option shall become fully (100%) vested and exercisable.

The portion of the Option which has become vested and exercisable as described in this Section 4.1 is hereinafter referred to as the “Vested Portion.”

Section 5.                                           Manner of Exercise and Payment.

5.1.                            Notice of Exercise. Subject to the terms and conditions of this Agreement and the Plan, the Option may be exercised by delivery of written notice in such form as the Committee may require from time to time (the “Exercise Notice”), from the Optionee to the Company. The Exercise Notice shall state that the Optionee is electing to exercise the Option, shall set forth the number of Option Shares in respect of which the Option is being exercised and shall be signed by the Optionee or, where applicable, by the Optionee’s legal representative.

5.2.                            Deliveries. The Exercise Notice described in Section 5.1 shall be accompanied by payment of the full Option Price for the Option Shares in respect of which the Option is being exercised, together with any withholding taxes that may be due as a result of the exercise of the Option, such payment to be made by delivery to the Company of (a) a certified or bank check payable to the order of the Company or (b) cash by wire transfer or other immediately available funds to an account designated by the Company.

5.3.                            Issuance of Shares. Subject to Section 13.2 of the Plan, upon receipt of the Exercise Notice and full payment for the Option Shares in respect of which the Option is being exercised, the Company shall take such action as may be necessary under applicable law to cause the issuance to the Optionee of the number of Option Shares as to which the Option was exercised and the Optionee shall cooperate to the fullest extent requested by the Company (including by executing such documents and providing such information) as may be necessary to effect the issuance of such Option Shares in compliance with all applicable law. If the Optionee fails to make any of the deliveries required by Section 5.2 of this Agreement, the Optionee’s exercise shall not be given effect and the shares of Common Stock shall not be issued to the Optionee.

5.4.                            Shareholder Rights. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Option Shares until: (a) the Option shall have been exercised in accordance with the terms of this Agreement and the Optionee shall have paid the full Option Price for the number of Option Shares in respect of which the Option was exercised and any withholding taxes due, (b) the Company shall have issued the Option Shares to the Optionee, (c) the Optionee’s name shall have been entered as a holder of record on the books of the Company and (d) the Optionee shall have entered into the Stockholders’ Agreement. Upon the occurrence of all of the foregoing events, the Optionee shall have full ownership rights with respect to such Option Shares.

Section 6.                                           Termination.

6.1.                            Termination. If the Optionee Terminates, (a) the Option, other than the Vested Portion of the Option, shall terminate and be of no further force and effect as of and following the close of business on the date of such Termination, and (b) the Vested Portion of the Option shall be exercisable by the Optionee during the “Post-Termination Exercise Period” (as defined below), but in no event after the expiration of the Term. Any portion of the Vested Portion of the Option that, following the Optionee’s Termination, is not exercised prior to the expiration of the Post-Termination Exercise Period shall terminate at the end of the Post-Termination Exercise Period. Notwithstanding anything in this Agreement or the Plan to the contrary, the Option, whether or not exercisable, shall immediately terminate upon a Termination of the Optionee by the Company or a Subsidiary of the Company for Cause.

6.2.                            “Post-Termination Exercise Period” shall mean the period commencing on the Optionee’s Termination and ending at the close of business on the forty-fifth (45th) day after the date of the Optionee’s Termination. Notwithstanding anything to the contrary herein, in the event of the Optionee’s death or Disability, the Post-Termination Exercise Period shall mean the period commencing on the Optionee’s death or Disability and ending at the close of business on the one-hundred and eightieth (180th) day after the date of the Optionee’s death or Disability.

Section 7.                                           Prohibited Activities. In consideration of and as a condition to the grant of the Option, the Optionee agrees to the following covenants:

7.1.                            No Sale or Transfer. The Optionee shall not sell, transfer, assign, grant a participation in, gift, hypothecate, encumber, mortgage, create any lien, pledge, exchange or otherwise dispose of the Option or any portion thereof other than to the extent permitted by Section 6.2 of the Plan or to any transferee described in Section 2.2(a)(iv) of the Stockholders’ Agreement.

7.2.                            Right to Terminate Option. The Optionee understands and agrees that the Company has granted this Option to the Optionee to reward the Optionee for the Optionee’s future efforts and loyalty to the Company and its Affiliates by giving the Optionee the opportunity to participate in the potential future appreciation of the Company. Accordingly, if (a) the Optionee violates the Optionee’s obligations relating to the non-disclosure or non-use of confidential or proprietary information under any Restrictive Agreement to which the Optionee is a party, or (b) the Optionee breaches or violates the Optionee’s obligations relating to non-disparagement under any Restrictive Agreement to which the Optionee is a party, or (c) the Optionee engages in any activity prohibited by Section 7.1 of this Agreement, or (d) the Optionee breaches or violates any non-solicitation obligations under any Restrictive Agreement to which the Optionee is a party, or (e) the Optionee breaches or violates any non-competition obligations under any Restrictive Agreement to which the Optionee is a party, or (f) the Optionee is convicted of a felony against the Company or any of its Affiliates, or (g) the Optionee violates Section 7.3 hereof, then, in addition to any other rights and remedies available to the Company, the Company shall be entitled, at its option, exercisable by written notice, to terminate the Option (including the Vested Portion of the Option), or any unexercised portion thereof, which shall be of no further force and effect. “Restrictive Agreement” shall mean any agreement between the Company or any Subsidiary and the Optionee that contains non-competition, non-solicitation, non-hire, non-disparagement, or confidentiality restrictions applicable to the Optionee.

7.3.                            Remedies. The Optionee specifically acknowledges and agrees that its remedies under this Section 7 shall not prevent the Company or any Subsidiary from seeking injunctive or other equitable relief in connection with the Optionee’s breach of any Restrictive Agreement. In the event that the provisions of this Section 7 should ever be deemed to exceed the limitation provided by applicable law, then the Optionee and the Company agree that such provisions shall be reformed to set forth the maximum limitations permitted.

Section 8.                                           Corporate Transaction. The provisions of Section 8 of the Plan shall apply to this Option in the event of a Corporate Transaction.

Section 9.                                           Miscellaneous.

9.1.                            Acknowledgment. The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof as the same may be amended from time to time. The Optionee hereby acknowledges that the Optionee has reviewed the Plan and this Agreement and understands the Optionee’s rights and obligations thereunder and hereunder. The Optionee also acknowledges that the Optionee has been provided with such information concerning the Company, the Plan and this Agreement as the Optionee and the Optionee’s advisors have requested.

9.2.Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)         Governing Law. This Agreement shall in all respects be governed by, and construed in accordance with, the laws (excluding conflict of laws rules and principles) of the State of New York applicable to agreements made and to be performed entirely within such State, including all matters of construction, validity and performance.

(b)         Submission to Jurisdiction; Waiver of Jury Trial. Any litigation against any party to this Agreement arising out of or in any way relating to this Agreement shall be brought in any federal or state court located in the State of New York in New York County and each of the parties hereby submits to the exclusive jurisdiction of such courts for the purpose of any such litigation; provided, that a final judgment in any such litigation shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party irrevocably and unconditionally agrees not to assert (a) any objection which it may ever have to the laying of venue of any such litigation in any federal or state court located in the State of New York in New York County, (b) any claim that any such litigation brought in any such court has been brought in an inconvenient forum and (c) any claim that such court does not have jurisdiction with respect to such litigation. To the extent that service of process by mail is permitted by applicable law, each party irrevocably consents to the service of process in any such litigation in such courts by the mailing of such process by registered or certified mail, postage prepaid, at its address for notices provided for herein. Each party hereto irrevocably and unconditionally waives any right to a trial by jury and agrees that either of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained-for agreement among the parties irrevocably to waive its right to trial by jury in any litigation.

9.3.                            Specific Performance. Each of the parties agrees that any breach of the terms of this Agreement will result in irreparable injury and damage to the other parties, for which there is no adequate remedy at law. Each of the parties therefore agrees mat in the event of a breach or any threat of breach, the other parties shall be entitled to an immediate injunction and restraining order to prevent such breach, threatened breach or continued breach, and/or compelling specific performance of the Agreement, without having to prove the inadequacy of money damages as a remedy or balancing the equities between the parties. Such remedies shall be in addition to any other remedies (including monetary damages) to which the other parties may be entitled at law or in equity. Each party hereby waives any requirement for the securing or posting of any bond in connection with any such equitable remedy.

9.4.                            Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

9.5.                            Notice. Unless otherwise provided herein, all notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made (a) as of the date delivered, if delivered personally or by email, (b) on the date the delivering party receives confirmation, if delivered by facsimile, (c) three (3) business days after being mailed by registered or certified mail (postage prepaid, return receipt requested) or (d) one (1) business day after being sent by overnight courier (providing proof of delivery), to the parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section:

(a)                                 If to the Company:

GRD Holding I Corporation

c/o AEA Investors LP

666 Fifth Avenue, 36th Floor

New York, NY 10103

Facsimile:            (212) 888-1459

Attention:            General Counsel

With a copy to (which shall not constitute notice):

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004

Facsimile:        (212) 859-4000

Attention:        Jeffrey Ross, Esq.

(b)                                 If to the Optionee, at the most recent address and facsimile number contained in the Company’s records, with a copy to:

[Firm]

[Address]

[Address]

Attention:

9.6.                            Binding Effect; Assignment; Third-Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and any of their respective successors, personal representatives and permitted assigns who agree in writing to be bound by the terms hereof. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by the Optionee without the prior written consent of the Company. In addition, the Investor Group shall be a third party beneficiary of this Agreement and shall be entitled to enforce this Agreement. In connection with the transfer of any securities of the Company held by the Investor Group, the Investor Group shall be entitled to assign its rights and obligations hereunder to an Affiliate of any of the Investor Group and, to the extent permitted by the Plan, to a third party.

9.7.                            Amendments and Waivers. Subject to applicable law, this Agreement and any of the provisions hereof may be amended, modified, or supplemented, in whole or in part, only in a writing signed by all parties hereto. The waiver by a party hereto of a breach by another party hereto of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach by such other party or as a waiver of any other or subsequent breach by such other party, except as otherwise explicitly provided for in the writing evidencing such waiver. The waiver by a party hereto of a breach by any party hereto of any provision of this Agreement shall not operate or be construed as a waiver of such breach by any other party hereto except as otherwise explicitly provided for in the writing evidencing such waiver. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

9.8.                            Counterparts. This Agreement may be executed by .pdf or facsimile signatures and in any number of counterparts with the same effect as if all signatory parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

9.9.                            Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties, and supersede all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

9.10.                     Withholding. Whenever Option Shares are to be issued upon exercise of the Option, the Company shall have the right to require the Optionee to remit to the Company cash sufficient to satisfy all federal, state and local withholding tax requirements prior to issuance of the shares of Common Stock and the delivery of any certificate or certificates for such shares of Common Stock. The Optionee agrees to indemnify the Company against any national, federal, state and local withholding taxes for which the Company may be liable in connection with the Optionee’s acquisition, ownership or disposition of any Option Shares.

9.11.                     No Right to Continued Employment or Business Relationship. This Agreement shall not confer upon the Optionee any right with respect to continued employment or a continued business relationship with the Company or any Affiliate thereof, nor shall it interfere in any way with the right of the Company or any Affiliate thereof to Terminate such Optionee at any time.

9.12.                     General Interpretive Principles. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. The headings of the sections, paragraphs, subparagraphs, clauses and subclauses of this Agreement are for convenience of reference only and shall not in any way affect the meaning or interpretation of any of the provisions hereof. Unless otherwise specified, the terms “hereof,” “herein” and similar terms refer to this Agreement as a whole (including the exhibits, schedules and disclosure statements hereto), and references herein to Sections refer to Sections of this Agreement. Words of inclusion shall not be construed as terms of limitation herein, so that references to “include,” “includes” and “including” shall not be limiting and shall be regarded as references to non-exclusive and non-characterizing illustrations.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, effective as of the Date of Grant.

GRD HOLDING I CORPORATION

	By:	/s/ Lewis L. Bird III
		Name:	Lewis L. Bird III
		Title:	Chief Executive Officer

Agreed and acknowledged as of the Date of Grant:

/s/ Judd T. Nystrom
Name: Judd T. Nystrom

Optionee’s Name:	Judd T. Nystrom

Date of Grant:	June 3, 2014

Vesting Start Date:	June 3, 2014

Shares Subject to the Option:	661

Option Price:	$1,250